Exhibit 21.1
Subsidiaries of Dutch Bros Inc.
As of December 31, 2024

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Dutch Mafia, LLC	Delaware
Boersma Bros. LLC	Oregon
DB Franchising USA, LLC	Oregon
Dutch Bros., LLC	Oregon
Dutchwear, LLC	Oregon
BB Holdings AL, LLC	Oregon
BB Holdings AR, LLC	Oregon
BB Holdings AZ, LLC	Oregon
BB Holdings CA, LLC	Oregon
BB Holdings Colorado, LLC	Oregon
BB Holdings FL, LLC	Oregon
BB Holdings ID, LLC	Oregon
BB Holdings KS, LLC	Oregon
BB Holdings KY, LLC	Oregon
BB Holdings MO, LLC	Oregon
BB Holdings NM, LLC	Oregon
BB Holdings NV, LLC	Oregon
BB Holdings OK Group, LLC	Oregon
BB Holdings OR, LLC	Oregon
BB Holdings TN, LLC	Oregon
BB Holdings TX, LLC	Oregon
BB Holdings UT, LLC	Oregon
BB Holdings WA, LLC	Oregon
Dutch Bros Inc.| Exhibit 21.1